EXHIBIT 99.1

Global Self Storage Reports First Quarter 2025 Results

Peer Leading Growth in Same-Store Revenues and Net Operating Income Driven by Operational Excellence

Millbrook, NY – May 9, 2025 – Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust that owns, operates, manages, acquires, and redevelops self-storage properties, reported results for the first quarter ended March 31, 2025. All comparisons are to the same year-ago period unless otherwise noted.

Q1 2025 Highlights

•
Total revenues increased 3.0% to $3.1 million.
•
Net income increased to $555,000 or $0.05 per diluted share from $266,000 or $0.02 per diluted share.
•
Same-store revenues increased 3.0% to $3.1 million.
•
Same-store cost of operations decreased 1.8% to $1.2 million.
•
Same-store net operating income (NOI) increased 6.3% to $1.9 million (see definition of this and other non-GAAP measures and their reconciliation to GAAP, below).
•
Same-store occupancy at March 31, 2025 increased 80 basis points to 92.1% from 91.3% at March 31, 2024.
•
Same-store average tenant duration of stay at March 31, 2025 was a record 3.5 years, compared to 3.3 years at March 31, 2024.
•
Funds from operations (FFO), a non-GAAP measure, increased 15.0% to $975,000 or $0.09 per diluted share.
•
Adjusted FFO (AFFO), a non-GAAP measure, increased 16.8% to $1.1 million or $0.10 per diluted share.
•
Maintained and covered quarterly dividend of $0.0725 per common share.
•
Capital resources at March 31, 2025 totaled approximately $24.9 million, comprised of $7.3 million in cash, cash equivalents and restricted cash; $2.6 million in marketable securities; and the full amount available under the company’s $15 million revolving credit facility.

Dividend

On March 3, 2025, the company declared a quarterly dividend of $0.0725 per share, consistent with the quarterly dividend for the year-ago period and previous quarter. The quarterly distribution represents an annualized dividend rate of $0.29 per share.

Company Objective

The objective of Global Self Storage is to increase value over time for the benefit of its stockholders. Toward this end, the company will continue to execute its strategic business plan, which includes funding acquisitions, either directly or through joint ventures, and expansion projects at its existing properties. The company's board of directors regularly reviews the strategic business plan, with emphasis on capital formation, debt versus equity ratios, dividend policy, use of capital and debt, FFO and AFFO performance, and optimal cash levels.

The management of Global Self Storage believes that the company's continued operational performance and capital resources position it well to continue executing its strategic business plan.

Management Commentary

“In Q1, we continued to produce peer-leading growth in same-store revenues and net operating income as compared to other publicly traded self-storage REITs,” stated Global Self Storage president and CEO, Mark C. Winmill. “These strong results derive from our exceptional operational performance, which includes our customer-focused professional management, targeted marketing strategies, and proprietary revenue rate management program.

“We also led our publicly traded self-storage REIT peers in growth of FFO and AFFO despite the continuing competitive move-in rate environment. We believe this consistent outperformance demonstrates the strength and durability of our operating platform. These results are even more impressive considering that we decreased same-store cost of operations by 1.8%.

“Our innovative marketing strategies have helped us continue to attract high-quality tenants, particularly those who will store with us for longer than the industry average. In fact, our peer-leading same-store average tenant duration of stay increased to approximately 3.5 years from 3.4 years at the end of 2024.

“Our overall same-store occupancy at the end of the first quarter also increased by 80 basis points to 92.1%. This increase in occupancy is attributable in part to our continued focus on hiring and training property managers who can consistently deliver a clean, secure, and hassle-free customer experience.

“In fact, our customer reviews have continued to demonstrate a high level of tenant satisfaction. We earned an average rating of more than 4.8 out of 5 stars by the end of the quarter, and it has since increased to 4.9 out of 5 stars overall. We believe this reaffirms our successful efforts to deliver exceptional customer service.

“Our strong balance sheet, with about $24.9 million in capital resources, positions us well to execute our strategic business plan. This plan includes growth through acquisitions, joint ventures, and expansion in select U.S. and non-U.S. markets that exhibit limited supply growth and less professional competition.

“We believe that the demand driven by our strategic marketing efforts will help maintain our occupancy levels despite any potential economic headwinds. In addition, we believe that our professional management will assist us to maximize revenue and increase value to our stockholders over the long-term as we continue to execute our strategic business plan.”

Q1 2025 Financial Summary

Total revenues increased 3.0% to $3.1 million in the first quarter of 2025, with the increase due primarily to an increase in occupancy and continued execution of the company’s proprietary revenue rate management program, despite lower move-in rental rates which were observed across U.S. markets.

Total operating expenses decreased 1.7% to $2.40 million compared to $2.44 million in the same year-ago period. The decrease was primarily attributable to a decrease in store-level operating expenses and general and administrative expenses.

Operating income increased 22.4% to $724,000, compared to $591,000 in the same period last year, with the increase primarily due to increased total revenues.

Net income totaled $555,000 or $0.05 per diluted share from $266,000 or $0.02 per diluted share in the same year-ago period.

Capital resources totaled approximately $24.9 million, comprised of $7.3 million in cash, cash equivalents and restricted cash and $2.6 million in marketable securities as of March 31, 2025, with the full amount available under the company’s $15 million revolving credit facility.

Q1 2025 Same-Store Results

As of March 31, 2025, the company owned 12 same-store properties and managed a single third party owned property. There were no non-same-store properties.

For the first quarter of 2025, same-store revenues increased 3.0% to $3.1 million compared to the same period last year.

Same-store cost of operations decreased 1.8% to $1.21 million compared to $1.23 million in the same period last year. This decrease in same-store cost of operations was due primarily to decreased expenses for employment costs and real estate property taxes.

Same-store NOI increased 6.3% to $1.9 million compared to $1.8 million in the same period last year. The increase was primarily due to the increase in revenues.

Same-store occupancy at March 31, 2025, increased 80 basis points to 92.1% from 91.3% at March 31, 2024.

Same-store average duration of tenant stay at March 31, 2025, was approximately 3.5 years, compared to 3.3 years as of March 31, 2024.

Q1 2025 Operating Results

Net income in the first quarter of 2025 was $555,000 or $0.05 per diluted share compared to $266,000 or $0.02 per diluted share in the first quarter of 2024.

Property operations expenses decreased to $1.21 million from $1.23 million in the same period last year.

General and administrative expenses decreased to $787,000 from $803,000 in the same year-ago period.

Business development costs were zero for the quarter compared to $2,000 in the same year-ago period.

Interest expense increased to $224,000 from $205,000 in the same year-ago period. This increase was primarily attributable to a decrease in cash settlements under the interest rate cap.

FFO increased 15.0% to $975,000 or $0.09 per diluted share for the quarter compared to FFO of $848,000 or $0.08 per diluted share in the same period last year.

AFFO increased 16.8% to $1.1 million or $0.10 per diluted share compared to AFFO of $0.9 million or $0.08 per diluted share in the same period last year.

Q1 2025 FFO and AFFO (Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Net income	$555,152	$266,150
Eliminate items excluded from FFO:
Unrealized loss on marketable equity securities	13,345	174,878
Depreciation and amortization	406,846	406,925
FFO attributable to common stockholders	975,343	847,953
Adjustments:
Compensation expense related to stock-based awards	100,736	71,004
Business development	—	2,275
AFFO attributable to common stockholders	$1,076,079	$921,232

Earnings per share attributable to common stockholders - basic	$0.05	$0.02
Earnings per share attributable to common stockholders - diluted	$0.05	$0.02
FFO per share - diluted	$0.09	$0.08
AFFO per share - diluted	$0.10	$0.08

Weighted average shares outstanding - basic	11,140,788	11,073,439
Weighted average shares outstanding - diluted	11,204,854	11,110,963

Additional Information

Additional information about the company’s first quarter of 2025 results, including financial statements and related notes, is available on Form 10-Q as filed with the U.S. Securities and Exchange Commission and on the company’s investor relations website.

About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, and redevelops self-storage properties. The company’s self-storage propertiesare designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.

For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on X, LinkedIn and Facebook.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and are considered helpful measures of REIT performance by REITs and many REIT analysts. NAREIT defines FFO as a REIT’s net income, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization. The Company also excludes changes in unrealized gains or losses on marketable equity securities. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes financing activities presented on our statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. However, the Company believes that to further understand the performance of its stores, FFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

Adjusted FFO (“AFFO”) and AFFO per share are non-GAAP measures that represent FFO and FFO per share excluding the effects of stock-based compensation, business development, capital raising, and acquisition related costs and non-recurring items, which we believe are not indicative of the Company’s operating results. AFFO and AFFO per share are not a substitute for net income or earnings per share. AFFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends, because it excludes financing activities presented on our statements of cash flows. We present AFFO because we believe it is a helpful measure in understanding our results of operations insofar as we believe that the items noted above that are included in FFO, but excluded from AFFO, are not indicative of our ongoing operating results. We also believe that the analyst community considers our AFFO (or similar measures using different terminology) when evaluating us. Because other REITs or real estate companies may not compute AFFO in the same manner as we do, and may use different terminology, our computation of AFFO may not be comparable to AFFO reported by other REITs or real estate companies. However, the Company believes that to further understand the performance of its stores, AFFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

We believe net operating income or “NOI” is a meaningful measure of operating performance because we utilize NOI in making decisions with respect to, among other things, capital allocations, determining current store values, evaluating store performance, and in comparing period-to-period and market-to-market store operating results. In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values and does not consider depreciation expense because it is based upon historical cost. NOI is defined as net store earnings before general and administrative expenses, interest, taxes, depreciation, and amortization.

NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures, in evaluating our operating results.

Same-Store Self Storage Operations Definition

We consider our same-store portfolio to consist of only those stores owned and operated on a stabilized basis at the beginning and at the end of the applicable periods presented. We consider a store to be stabilized once it has achieved an occupancy rate that we believe, based on our assessment of market-specific data, is representative of similar self storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation or expansion. We believe that same-store results are useful to investors in evaluating our performance because they provide information relating to changes in store-level operating performance without taking into account the effects of acquisitions, dispositions, or new ground-up developments. At March 31, 2025, we owned twelve same-store properties and zero non-same-store properties. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to, variances in occupancy, rental revenue, operating expenses, and NOI, stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions, or completed developments. Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

Cautionary Note Regarding Forward Looking Statements

Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning the company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the company, which may cause the company’s actual results to be materially different from those expressed or implied by such statements. The company may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the company’s examination of historical operating trends and estimates of future earnings, are based upon the company’s current expectations and various assumptions. The company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the company’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. The company undertakes no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the company may be changed at any time without notice.

Company Contact:

Thomas O’Malley

Chief Financial Officer

Global Self Storage

Tel (212) 785-0900, ext. 267

Email: tomalley@globalselfstorage.us

Investor Contact:

Ron Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email Contact

GLOBAL SELF STORAGE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2025	December 31, 2024
Assets
Real estate assets, net	$53,564,202	$53,925,409
Cash and cash equivalents	7,221,583	7,180,857
Restricted cash	48,475	29,204
Investments in securities	2,595,642	2,608,987
Accounts receivable	118,085	142,408
Prepaid expenses and other assets	714,940	719,351
Line of credit issuance costs, net	176,373	195,970
Interest rate cap	6,178	18,717
Goodwill	694,121	694,121
Total assets	$65,139,599	$65,515,024
Liabilities and equity
Note payable, net	$16,216,391	$16,356,582
Accounts payable and accrued expenses	1,648,369	1,720,765
Total liabilities	17,864,760	18,077,347
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized; no shares outstanding	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized; 11,338,391 shares and 11,292,772 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	113,384	112,927
Additional paid in capital	49,660,265	49,559,986
Accumulated deficit	(2,498,810)	(2,235,236)
Total stockholders' equity	47,274,839	47,437,677
Total liabilities and stockholders' equity	$65,139,599	$65,515,024

GLOBAL SELF STORAGE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME

(Unaudited)

	For the Three Months Ended March 31,
	2025	2024
Revenues
Rental income	$3,000,052	$2,913,461
Other property related income	107,870	103,850
Management fees and other income	18,382	16,729
Total revenues	3,126,304	3,034,040
Expenses
Property operations	1,208,898	1,231,116
General and administrative	786,893	802,730
Depreciation and amortization	406,846	406,925
Business development	—	2,275
Total expenses	2,402,637	2,443,046
Operating income	723,667	590,994
Other income (expense)
Dividend and interest income	68,599	54,877
Unrealized loss on marketable equity securities	(13,345)	(174,878)
Interest expense	(223,769)	(204,843)
Total other expense, net	(168,515)	(324,844)
Net income and comprehensive income	$555,152	$266,150
Earnings per share
Basic	$0.05	$0.02
Diluted	$0.05	$0.02
Weighted average shares outstanding
Basic	11,140,788	11,073,439
Diluted	11,204,854	11,110,963

Reconciliation of GAAP Net Income to Same-Store Net Operating Income

The following table presents a reconciliation of same-store net operating income to net income as presented on the company’s consolidated statements of operations for the periods indicated (unaudited):

	For the Three Months Ended March 31,
	2025	2024
Net income	$555,152	$266,150
Adjustments:
Management fees and other income	(18,382)	(16,729)
General and administrative	786,893	802,730
Depreciation and amortization	406,846	406,925
Business development	—	2,275
Dividend and interest	(68,599)	(54,877)
Unrealized loss on marketable equity securities	13,345	174,878
Interest expense	223,769	204,843
Total same-store net operating income	$1,899,024	$1,786,195

	For the Three Months Ended March 31,
	2025	2024
Same-store revenues	$3,107,922	$3,017,311
Same-store cost of operations	1,208,898	1,231,116
Total same-store net operating income	$1,899,024	$1,786,195